EXHIBIT 5.1

Thomas W. Van Dyke Partner Voice: (913) 338-7701 twvandyke@bryancave.com

March 26, 2004

Concorde Career Colleges, Inc.

5800 Fox Ridge, Suite 500

Mission, Kansas 66202

Gentlemen:

We are acting as counsel for Concorde Career Colleges, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 1,286,765 shares of the Company’s common stock, $.10 par value per share.

In connection herewith, we have examined and relied without independent investigation as to the matters of fact upon copies certified to our satisfaction of (i) the Registration Statement, (ii) the Company’s Restated Certificate of Incorporation and the Amended and Restated Bylaws, (iii) copies of certain resolutions of the Company’s Board of Directors, represented to us as having been duly approved, and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the 1,286,765 shares of common stock of the Company covered by the Registration Statement are legally issued, fully paid and non-assessable shares of common stock of the Company.

We hereby consent to the reference to our name in the Registration Statement under the caption “Legal Opinion” and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ BRYAN CAVE, LLP

BRYAN CAVE LLP

Bryan Cave LLP One Kansas City Place 1200 Main Street, Suite 3500 Kansas City, MO 64105-2100 Tel (816) 374-3200 Fax (816) 374-3300 www.bryancave.com
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